UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

U.S. ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-06814 (Commission File Number)	83-0205516 (IRS Employer Identification No.)

1616 S. Voss, Suite 725, Houston, Texas (Address of principal executive offices)	77057 (Zip Code)

Registrant's telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 par value Title of each class	USEG Trading Symbol(s)	The NASDAQ Stock Market LLC (Nasdaq Capital Market) Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2026, U.S. Energy Corp. (“U.S. Energy,” “we,” “us” or the “Company”) entered into a Helium Sales Agreement (the “Helium Sales Agreement”) with an investment-grade industrial gas company with global distribution infrastructure (the “Counterparty”) for the sale of contained helium to be produced at the Company’s helium purification plant being constructed near Oilmont, Montana (the “Plant”), which plant is expected to process helium-bearing gas produced from the Kevin Dome.

The Helium Sales Agreement provides for the sale by the Company, and the purchase by the Counterparty, of one hundred percent (100%) of the contained helium produced by the Plant, subject to a maximum quantity of 1.2 million cubic feet per month. The Counterparty is obligated to take delivery of, or pay for such production volumes made available by the Company each month, subject to customary exceptions for force majeure, non-conforming product and other conditions set forth in the Helium Sales Agreement.

Term. The Helium Sales Agreement has an initial term of five (5) years commencing on the first day of the month in which the Company completes filling of the first tube trailer with product for delivery to the Counterparty from the Plant (the “Commencement Date”). The Company anticipates, but does not guarantee, that the Commencement Date will occur on or about March 1, 2027, with a contractual outside date of July 1, 2027, after which the Counterparty has the right, but not the obligation, to terminate the Helium Sales Agreement if the Commencement Date has not then occurred. The parties have agreed to commence good faith discussions regarding an extension of the term not later than nine (9) months prior to the scheduled expiration of the initial term.

Price. The Helium Sales Agreement provides for a fixed base price of $285.00 per thousand standard cubic feet (“MCF”) of contained helium, EX-WORKS Plant (Incoterms 2020). Title and risk of loss to the product pass to the Counterparty at the Plant upon connection of the Counterparty’s tractor to its tube trailer following filling. As a result, the contract price represents an “all-in” or “bottom-line” price to the Company, with the Counterparty being responsible for picking up the contained helium at the Plant and for all downstream transportation, tolling, processing and distribution costs. Beginning March 1, 2028, and on each March 1 thereafter during the term, the base price will be adjusted annually by the percentage change in the Consumer Price Index for All Urban Consumers (CPI-U, U.S. City Average, all items) from a January 2027 base, as more fully described in the Helium Sales Agreement.

Price Redetermination and Right of First Refusal. Either party may request good faith discussions regarding a redetermination of the price no earlier than 180 days and no later than 90 days prior to the end of the third contract year. If the parties are unable to reach agreement within the negotiation period specified in the Helium Sales Agreement, the Counterparty is required to submit a final good faith offer. If the Company does not accept the Counterparty’s final offer, the Company may solicit third-party offers for the contained helium, in which case the Counterparty has a right of first refusal to match the most favorable third-party offer (including all material terms and conditions) at a five percent (5%) premium, with such matched price and terms becoming effective on the first day of the fourth contract year. If the Counterparty does not exercise its right of first refusal, the Company may either accept the Counterparty’s final offer or terminate the Helium Sales Agreement upon not less than 90 days’ prior written notice. If the Counterparty’s final offer exceeds the most favorable third-party offer, such final offer becomes the price effective as of the first day of the fourth contract year.

Other Terms. The Helium Sales Agreement contains customary provisions regarding product specifications, measurement, take-or-pay obligations (including a 2.5% deminimis threshold before penalties apply and mitigation through third-party resales), billing and payment, warranties (including a disclaimer of implied warranties of merchantability and fitness for a particular purpose), limitation of liability (including a mutual waiver of special, indirect, incidental, exemplary, punitive and consequential damages), confidentiality, force majeure, default and termination, assignment, and dispute resolution. The Helium Sales Agreement is governed by the laws of the State of Texas.

The Company has not filed a copy of the Helium Sales Agreement as an exhibit to this Current Report on Form 8-K. The foregoing description of the Helium Sales Agreement is a summary of the material terms of the Helium Sales Agreement and is qualified in its entirety by reference to the Helium Sales Agreement. The Company intends to file the Helium Sales Agreement as an exhibit to a subsequent periodic report, with such redactions as are permitted under Item 601(b)(10) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On April 27, 2026, the Company issued a press release announcing the entry into the Helium Sales Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The Helium Sales Agreement represents the long-term helium offtake agreement previously identified by the Company as a targeted near-term catalyst in connection with the development of its planned Big Sky Carbon Hub. The Company currently anticipates initial helium sales and carbon management operations to commence in the first quarter of 2027, subject to the timely completion of Plant construction and commissioning and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, of which there is no assurance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1**	Press Release dated April 27, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

** Furnished herewith.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “target,” “project” and other similar expressions. Forward-looking statements in this Current Report include, without limitation, statements regarding the timing of the Commencement Date under the Helium Sales Agreement, the anticipated commencement of Plant operations and initial helium sales, expected Plant production volumes, the timing and scope of any future price redetermination or extension of the Helium Sales Agreement, the development of the Company's planned Big Sky Carbon Hub (including the timing, scope, processing capacity, and capital requirements of any Phase 2 expansion and the Company's ability to obtain additional financing for any such expansion), expected Section 45Q tax credit qualification, the timing and outcome of EPA Monitoring, Reporting, and Verification plan reviews, and the expected benefits to the Company of the Helium Sales Agreement. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press release furnished as Exhibit 99.1 as well as in the Company’s other filings with the Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements. These statements also involve known and unknown risks, which may cause the results of the Company, its divisions and concepts to be materially different than those expressed or implied in such statements. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov and in the “Investors” – “SEC Filings” section of the Company’s website at https://usnrg.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated:	April 27, 2026